NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW
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Exhibit 5.1

August 18, 2026

Old Second Bancorp, Inc.

37 South River Street

Aurora, Illinois 60507

Re: Automatic Shelf Registration Statement on Form S-3 filed by Old Second Bancorp, Inc.

Ladies and Gentlemen:

We have acted as counsel to Old Second Bancorp, Inc., a Delaware corporation (the “Company”), in connection with the automatic shelf Registration Statement on Form S-3 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 18, 2026 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the Company’s status as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.  The Registration Statement, including the Prospectus (the “Prospectus”) as supplemented by various Prospectus Supplements (“Prospectus Supplements”), relates to the registration of certain classes of securities (the “Securities”) consisting of:

(a)shares of common stock of the Company, $1.00 par value per share (the “Common Stock”);
(b)shares of preferred stock of the Company, $1.00 par value per share (the “Preferred Stock”), to be issued in one or more series, and fractional shares of Preferred Stock (the “Depositary Shares”), which may be evidenced by depositary receipts (“Depositary Receipts”) to be issued under a form of Deposit Agreement in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein;
(c)debt securities issued by the Company, whether senior or subordinated (the “Debt Securities”) consisting of unsecured debentures, notes and/or other evidences of indebtedness, in one or more series, to be issued from time to time under a form of Indenture filed as an exhibit to the Registration Statement (as supplemented or amended, the “Indenture”), proposed to be entered into between the Company and a trustee to be chosen by the Company;
(d)warrants to purchase Debt Securities, Common Stock, Preferred Stock or other securities, or any combination of these securities registered under the Registration

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Statement (the “Warrants”), to be issued under a warrant agreement (the “Warrant Agreement”) in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein;
(e)	subscription rights offered to stockholders of the Company to purchase additional shares of Common Stock or other securities (the “Subscription Rights”);
(f)	stock purchase contracts to be issued in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (“Purchase Contracts”) obligating holders to purchase from the Company and the Company to sell to holders a fixed or varying number of shares of Common Stock, Preferred Stock, Depositary Shares or Debt Securities that may be fixed at the time of issuance or may be determined by reference to a specific formula set forth in the Purchase Contracts;
(g)	stock purchase units to be issued in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (“Purchase Units”) consisting of Purchase Contracts and the Company’s Debt Securities or debt obligations of third parties; and
(h)	two or more Securities described in the Prospectus offered in the form of a unit (collectively, “Units”) to be issued under a unit agreement (the “Unit Agreement”) in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein.

For purposes of giving the opinions hereinafter set forth, we have examined such documents, records and matters of law as we have deemed necessary for the purposes of such opinions.  We have examined, among other documents, originals or copies of the following:

(a)	The Restated Certificate of Incorporation of the Company (“Certificate of Incorporation”), as amended through and certified as of August 17, 2023 by the Secretary of State of the State of Delaware, together with the amendment thereto filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 28, 2025;
(b)	The Bylaws of the Company (“Bylaws”), as amended and restated through November 4, 2020, filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on November 6, 2020;
(c)	The Registration Statement, including the Prospectus; and
(d)	The form of Indenture, filed as Exhibit 4.8 to the Registration Statement.

In our examination, we have assumed the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.  We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such

August 18, 2026

persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by parties thereto other than the Company. As to any facts material to the opinions expressed herein, we have not undertaken to independently establish or verify any such factual information, but rather we have relied upon statements and representations of officers and other representatives of the Company and others. We have also assumed that (1) any applicable indenture and trustee will have been qualified under the Trust Indenture Act of 1939, as amended, (2) appropriate corporate actions will be taken by the Company to authorize the forms, terms, execution and delivery of any supplemental indentures, the terms of any series of  Debt Securities, and any other agreements or instruments pursuant to which any Securities will be issued and any certificates that will evidence any Securities, (3) any required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities or third parties will be obtained in connection with the issuance of any Securities, (4) at the time of issuance and sale of any Common Stock or Preferred Stock, and of any Securities convertible into or exercisable for or representing an interest in shares of Common Stock or Preferred Stock, a sufficient number of shares of Common Stock or Preferred Stock, as applicable, is authorized and reserved or otherwise available for issuance, and (5) the Registration Statement, having become effective automatically upon filing pursuant to Rule 462(e) under the Securities Act, will remain effective, and all applicable Prospectus Supplements required by applicable law have been delivered and filed as required by such laws.

Based on the foregoing and subject to such legal considerations as we have deemed relevant, we are of the opinion that:

(1)When, as and if (i) the terms of the issuance and sale of the Common Stock have been duly authorized by the Company, and (ii) the Common Stock has been duly issued and sold against payment of the purchase price therefor in an amount not less than the par value per share of Common Stock and as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, and certificates representing such shares of Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law and, if appropriate, by the Company’s transfer agent and delivered in accordance with the terms thereof and in accordance with the terms of the Registration Statement and the related Prospectus Supplement, the Common Stock will be validly issued, fully paid, and non-assessable.
(2)When, as and if (i) the terms of the Preferred Stock of a particular series and of its issuance and sale have been duly authorized by the Company and duly established in conformity with the Company’s Certificate of Incorporation and Bylaws and applicable law, (ii) a certificate of amendment to the Certificate of Incorporation with respect to the Preferred Stock of such series has been duly filed with the Delaware Secretary of State, and (iii) the Preferred Stock of such series has been duly issued and sold against payment of the purchase price therefor in an amount not less than the par value per share of Preferred Stock and as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, and certificates representing such shares of Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law and, if appropriate, by the Company’s transfer agent and delivered in accordance with the terms thereof and in accordance with the terms of the Registration Statement and the related Prospectus Supplement, the Preferred Stock of such series will be validly issued, fully paid, and non-assessable.

August 18, 2026

(3)When, as and if (i) the deposit agreement relating to the Depositary Shares has been duly authorized, executed and delivered by the parties thereto, (ii) the terms of the Preferred Stock of a particular series and of its issuance and sale, and the issuance and sale of the Depositary Shares of such series, has been duly authorized by the Company and duly established in conformity with the Certificate of Incorporation, Bylaws, applicable law, and the related deposit agreement, (iii) the certificate of amendment to the Certificate of Incorporation with respect to the Preferred Stock of such series have been duly filed with the Delaware Secretary of State, (iv) the Preferred Stock of such series has been duly issued and sold against payment of the purchase price therefor in an amount not less than the par value per share of Preferred Stock and as contemplated in the Registration Statement, the Prospectus, and the related Prospectus Supplement and certificates representing such shares of Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law and delivered to the depositary, and (v) the Depositary Receipts evidencing the Depositary Shares have been executed and countersigned in accordance with the related deposit agreement and issued against deposit of the Preferred Stock and against payment therefor as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement, and the related deposit agreement, the Depositary Receipts evidencing the Depositary Shares of such series of Preferred Stock will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the related deposit agreement.
(4)When, as and if (i) the terms of the Debt Securities and of their issuance and sale have been duly authorized by the Company, as applicable, and duly established in conformity with the applicable Indenture, and (ii) the Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable Indenture against payment of the purchase price therefor (in an amount not less than the par value per share of any Common Stock into which such Debt Securities may be converted if such Debt Securities are convertible into Common Stock), and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, the Debt Securities will constitute valid and binding obligations of the Company, as applicable.
(5)When, as and if (i) the terms of the Warrants and of their issuance and sale have been duly authorized by the Company and duly established in conformity with the Company’s Certificate of Incorporation and Bylaws and applicable law, (ii) the applicable Warrant Agreement has been duly authorized, executed and delivered by the parties thereto, and (iii) such Warrants have been duly executed and delivered in accordance with the applicable Warrant Agreement (including by being countersigned by the applicable warrant agent in accordance with the applicable Warrant Agreement, if required by the applicable Warrant Agreement ) and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, such Warrants will constitute valid and binding obligations of the Company.
(6)When, as and if (i) the terms of the Subscription Rights and of their issuance have been duly authorized by the Company and duly established in conformity with the Company’s Certificate of Incorporation and Bylaws and applicable law, (ii) the agreements, instruments or certificates creating, affecting or evidencing the Subscription Rights have been duly authorized, executed and delivered by the parties thereto, and (iii) such Subscription Rights have been issued as contemplated in the Registration Statement, the Prospectus and the related Prospectus

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Supplement, such Subscription Rights will constitute valid and binding obligations of the Company.
(7)When, as and if (i) the terms of the Purchase Contracts or Purchase Units and of their issuance and sale have been duly authorized by the Company and duly established in conformity with Company’s Certificate of Incorporation and Bylaws and applicable law, (ii) the Purchase Contracts or Purchase Units have been duly authorized, executed and delivered by the parties thereto, and (iii) such Purchase Contracts or Purchase Units have been duly executed and delivered (including by being countersigned by the applicable purchase contract agent in accordance with the applicable Purchase Contract Agreement or Purchase Unit Agreement, if required by the applicable Purchase Contract Agreement or Purchase Unit Agreement) and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, such Purchase Contracts or Purchase Units will constitute valid and binding obligations of the Company.
(8)When, as and if (i) the terms of the Units and of their issuance and sale have been duly authorized by the Company and duly established in conformity with the Company’s Certificate of Incorporation and Bylaws and applicable law, (ii) the applicable Units have been duly authorized, executed and delivered by the parties thereto, and (iii) such Units have been duly executed and delivered (including by being countersigned by the applicable Unit Agent in accordance with the applicable Unit Agreement, if required by the applicable Unit Agreement) and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, such Units will constitute valid and binding obligations of the Company.

The opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the Delaware General Corporation Law and, to the extent set forth as the governing law in an agreement filed as an exhibit to the Registration Statement under which Securities are to be issued as described in this opinion, the laws of the State of New York, in each case, that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement.  We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern.  We express no opinion with respect to the federal laws of the United States of America or the securities or “blue sky” laws of any state, including the securities laws of the State of Delaware.  The opinions expressed above are qualified to the extent that the enforcement of any Securities denominated in a currency other than United States dollars may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

August 18, 2026

Without limiting the preceding paragraph, we express no opinion as to: (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other rights or benefits bestowed by operation of law; (ii) releases or waivers of unmatured claims or rights; (iii) indemnification, contribution, exculpation, or arbitration provisions, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy; or (iv) provisions for liquidated damages and penalties, penalty interest and interest on interest.

The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.  We disclaim any obligations to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

For purposes of each of our opinions, appropriate corporate action with respect to any issuance of Securities involving Common Stock or Preferred Stock (including any Purchase Contracts, Units, Subscription Rights, Warrants or convertible Debt Securities involving Common Stock or Preferred Stock) would include, without limitation, the requirement that the Company not approve any issuance of Common Stock or Preferred Stock in excess of the number of shares of Common Stock or Preferred Stock, as the case may be, authorized and properly available for such issuance.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us as counsel for the Company under the caption “Legal Matters” in the prospectus comprising a part of such Registration Statement.  In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.  We assume no obligation to revise or supplement this opinion for events occurring or coming to our attention after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP

Nelson Mullins Riley & Scarborough LLP